Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Pacer International Enters Into Amended and Restated Credit Agreement

CONCORD, Calif., August 28, 2009 (BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), a leading North American freight transportation and logistics services provider, has successfully entered into an Amended and Restated Credit Agreement (A&R Credit Agreement) with its syndicate of financial institutions led by Bank of America, N.A.

“Momentum is building at Pacer. We have streamlined and strengthened our capabilities, improved our service levels and achieved additional synergies across the entire Pacer enterprise,” said Michael E. Uremovich, chairman and CEO. “Finalizing this amended credit agreement is another milestone in our forward progress.”

The A&R Credit Agreement provides for an asset-based, revolving credit facility of up to $125 million, subject to borrowing base availability, with an accordion feature that offers an increase of up to $50 million in the credit facility subject to certain conditions. The amended agreement does not change the original maturity date of April 5, 2012. Additional details about the amended credit agreement will be set forth in the Company’s Form 8-K to be filed with the SEC and will be accessible after filing in the investor section of www.pacer.com.

“This amended facility, combined with our positive business projections, gives us the liquidity to support our long-term commitment to be the best-in-class provider of door-to-door intermodal service,” said Brian C. Kane, executive vice president and CFO. “We are pleased that our proactive approach with our lenders has resulted in an amended credit facility that supports our long-time relationships with our customers, vendors and employees, as well as the many new relationships we are building every day.”

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International is a leading asset-light North American freight transportation and third-party logistics provider, and through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage unit (intermodal marketing). The logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

CERTAIN FORWARD-LOOKING STATEMENTS

This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; increases in interest rates; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 7, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

INVESTOR CONTACT

Joseph B. Doherty

EVP, Investor Relations and Treasurer

Pacer International

(925) 887-1582

joe.doherty@pacer.com

MEDIA CONTACT

Bill Fahrenwald

James Street Associates

(708) 371-0110 x 1#

bfahrenwald@jamesstreetassoc.com

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